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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Digital Domain Media Group, Inc. of our report dated March 30, 2012 relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Digital Domain Media Group, Inc.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ SingerLewak LLP
Los Angeles, California
June 11, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm